VARIABLE ADJUSTABLE LIFE (ONLY)

INVESTMENT ALLOCATIONS/DEATH BENEFIT OPTION SELECTIONS
A. Death Benefit Option: [_] Cash     [_] Protection
B. Select Sub-Account or Guaranteed Principal Account allocation of net premium:
   (Allocations must total 100%. Minimum of 10% in any sub-account, allocations must be in increments of 5%.)

   ___% Growth                  ___% Mortgage Securities                ___% International Stock
   ___% Bond                    ___% Index 500                          ___% Small Company Fund
   ___% Money Market            ___% Capital Appreciation               ___% Value Stock Portfolio
   ___% Asset Allocation        ___% Guaranteed Principal Account       ___% Other _______________________

If submitting a non-repeating premium with different allocations than annual premium, please indicate sub-accounts and allocation percentages here:___% ________________ ___% ____________________

C. INVESTMENT SUITABILITY--TO BE COMPLETED BY POLICYOWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed policyowner must supply such information so that an informed judgment may be made as to the suitability of the investment for the policyowner.

(Note: If the proposed policyowner and the proposed insured are not the same, the proposed policyowner must complete questions 11-13 also.)

1.  Are you an employee of Minnesota Mutual or a subsidiary?                                     [_] Yes  [_] No
2.  Are you a spouse or dependent child of an employee of Minnesota Mutual or a subsidiary?      [_] Yes  [_] No
3.  Are you an employee of an NASD firm?                                                         [_] Yes  [_] No
4.  Dependents:         [_] Spouse      [_] Children            Ages______________________________
5.  Current Approximate:  Annual Income $ ________  Assets $_______  Debt $____________ Tax Bracket _____%
6.  Other Investments:
      Savings                   $_______________                Balanced/Total Return Funds    $_______________
      Insurance Cash Values     $_______________                Stock Funds                    $_______________
      Real Estate               $_______________                Bond Funds                     $_______________
      Business Interests        $_______________                Individual Stocks              $_______________
      Retirement Funds          $_______________                Individual Bonds               $_______________
      Other______________       $_______________
7.  Ranking of Investment Objectives (Rank 1-5, in order of importance):
    __________  Capital Preservation/Conservative Income            __________  Growth
    __________  Current Income                                      __________  Aggressive Growth
    __________  Total Return/Conservative Growth
8.  Risk Tolerance (Check one):       [_] Low Risk      [_] Moderate Risk       [_] High Risk
9.  Did you receive the current Variable Adjustable Life and Fund Prospectus?                           [_] Yes  [_] No
10. Would you like us to send you a Statement of Additional Information referred to in the Variable
    Adjustable Life and Fund Prospectus?                                                                 [_] Yes  [_] No

Please answer the following questions if the proposed policyowner and the proposed insured are not the same.
11.  Employer_______________________________________________ Address________________________________________
Occupation____________________________________________Years Employed________________________________________
12.  Are you of legal age in the state of your mailing address?                                         [_] Yes  [_] No
13.  Face amount of life insurance in force (on the proposed policyowner) $__________________________
=======================================================================================================================
Suitability accepted by Registered Principal ________________________________________________ Date_____________________

SYSTEMATIC TRANSFER (DOLLAR COST AVERAGING)

If you wish to begin a systematic transfer of funds, please complete the following section.

PART A: Transfer Option (Minimum transfer lesser of $250 or the account balance)

I wish to transfer: (select one of the following)

[ ]            units from the                         Account. (Units must be a
    ----------                -----------------------
    positive whole number)

[ ] $           from the                         Account. (Must be a whole
     ----------          -----------------------
    number)


PART B: Transfer Allocation (Increments of 5%, Minimum is 10% - must total 100%)

Indicate dollar amounts only if transferring a dollar amount from Part A I wish the amount transferred to be allocated as follows:

DOLLAR AMOUNT or PERCENT                         DOLLAR AMOUNT or PERCENT
  $                     % Growth                   $                     % Capital Appreciation
   ---------   ---------                            ---------   ---------
  $                     % Bond                     $                     % Guaranteed Principal Account
   ---------   ---------                            ---------   ---------
  $                     % Money Market             $                     % International Stock
   ---------   ---------                            ---------   ---------
  $                     % Asset Allocation         $                     % Small Company Fund
   ---------   ---------                            ---------   ---------
  $                     % Mortgage Securities      $                     % Value Stock Portfolio
   ---------   ---------                            ---------   ---------
  $                     % Index 500                $                     % Other
   ---------   ---------                            ---------   ---------

PART C: FREQUENCY

I wish the transfer to occur:
[ ] Monthly      [ ] Quarterly      [ ] Semi-annually      [ ] Annually

PART D: TRANSFER DATE (10th or 20th only)

[ ] 10th         [ ] 20th           Starting                              (Month and Year)
                                             ----------------------------

                                    Ending                                (Month and Year)
                                             ----------------------------

ADDITIONAL INFORMATION

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